Exhibit 99.1

Investor Presentation March 2018

This presentation contains forward - looking statements . Any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward - looking . These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases . Accordingly, these statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them . Our actual results could differ materially from those anticipated in such forward - looking statements as a result of several factors more fully described under “Risk Factors” in our Annual Report on Form 10 - K, Item 1 A, filed with the Securities and Exchange Commission . Any or all of our forward - looking statements in this presentation may turn out to be inaccurate . The inclusion of this forward - looking information should not be regarded as a representation by us that the future plans, estimates or expectations contemplated by us will be achieved . We have based these forward - looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs . There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward looking statements including, but not limited to the risk factors described above and : (1) changes in general economic and financial market conditions ; (2) changes in the regulatory environment ; (3) economic conditions generally and in the financial services industry ; (4) changes in the economy affecting real estate values ; (5) our ability to achieve loan and deposit growth ; (6) the completion of our future acquisitions or business combinations and our ability to integrate the acquired business into our business model ; (7) projected population and income growth in our targeted market areas ; and (8) volatility and direction of market interest rates and a weakening of the economy which could materially impact credit quality trends and the ability to generate loans . All forward - looking statements are necessarily only estimates of future results and actual results may differ materially from expectations . You are, therefore, cautioned not to place undue reliance on such statements which should be read in conjunction with the other cautionary statements that are included elsewhere in this presentation . Further, any forward - looking statement speaks only as of the date on which it is made and we undertake no obligation to update or revise any forward - looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events . Forward Looking Statements

3 Strategy & Vision We position ourselves as “a better place to be” for clients, our communities, employees and shareholders through: • Minimizes client turnover • “Sense of urgency” culture that differentiates us from our competitors High Quality Client Service Model We continue to maintain solid asset quality through a strong credit culture Solid Asset Quality Capitalizing on banking consolidation in our region Opportunities in the Market Investments in the Future • Investments in scalable infrastructure & tech products for the “future of banking ” • Continuing to evolve the retail model coupling expert staff with technology

ConnectOne Bancorp, Inc. Overview

Holding Company for ConnectOne Bank

$5.1 Billion in Total Assets

$4.2 billion in total loans*

$3.8 billion in total deposits

NASDAQ: CNOB

- Market capitalization ~ $1.0 billion
- Current quarterly dividend $0.075 / common share;

Value Proposition

One of the largest New Jersey-based banking institutions with increased scale, technology and lending capabilities serving middle market commercial businesses

21 Locations

Bergen, Essex, Hudson, Mercer, Monmouth Morris & Union Counties (NJ) and Manhattan (NY)

- Strategically placed offices throughout the NJ/NY metro area
- Headquartered in Englewood Cliffs, NJ
- Retail locations serve as "business hubs"
- Recently announced expansion to Long Island

*Total loans includes loans held-for-sale

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5 Key Dates

Highly Attractive Operating Area Strategically placed offices throughout the NJ/NY metro area 6 Densely populated, lucrative markets The market we operate in accounts for approximately $2 trillion of the $18 trillion United States GDP New Jersey ranks amongst the highest in the nation by both median household income and per capita income, and the highest in population density. Bergen County ranks among the top in the state in relation to these demographics Market is largely dominated by the largest institutions in the country, leaving tremendous opportunity for banks catering to middle market businesses • Represents approximately 20% of our balance sheet • Long Island market is a natural expansion of our in - market focus • Demand for personalized client service amongst small - to - midsize business owners • More than 2 million small businesses in New York Expansion in the New York Market

Efficient Banking Model

Leveraging Technology

38%

Operating Efficiency Ratio[1)]

Peer Median*: 63%



$16.9MM

Assets Per Employee

Peer Median*: $6.4MM

Locations serve as "business hubs" supporting clients beyond geographic footprint

Strategically placed offices in our affluent footprint allows for fewer locations by comparison. Technology offers ability to leverage offices to drive more business within our footprint.

- Embracing technology to support best in class efficiency metrics
- Investments in technology enhance our loan and deposit gathering abilities
- Efficient staffing – ConnectOne operates at one of the highest levels of assets per employee
- New Modern Office model utilizes technology to streamline transactional activity. Allows further expansion of sales model.

*Peer group includes banks and thrifts between $1.0B and $7.5B in assets located in Northeast and Mid-Atlantic regions. Median reflects the most recent 5 quarters of reported results. Data sourced from SNL Financial.

1)Non-GAAP measure, see appendix for a reconciliation of GAAP and non-GAAP measures.

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z initiatives new nCino • Provides ConnectOne with one of the most efficient and streamlined deposit & loan operating systems in the industry • Built on the Salesforce Platform • Supports our best - in - class efficiency metrics and enhances our excellent reputation for “sense of urgency” with our clients • Allows for streamlined workflow • Loan processing • Credit underwriting • Document preparation • CRM • On average, nCino clients see: • 34% decrease in loan closing time • 15% decrease in operating cost • 19% increase in loan volume • 54% reduction in policy exceptions Zelle • A consortium of the original top 30 banks in the country to provide real - time payments right from your mobile banking app • ConnectOne’s forward thinking has landed us a first - mover position in this space as Zelle is well positioned to disrupt the P2P market presently monopolized by Venmo • More than 247 million payment processed in 2017 Other Initiatives • One of the first banks to go live on Oracle’s Fusion Cloud based general ledger system • Video ATM – will be piloting one machine • Potential to extend hours • Online Account Opening • New avenue to generate deposits • Expands footprint without the cost of brick and mortar locations • Lorem ipsum dolor sit elit ipsum dolor sit amet edwart youngster oke nothing imposible hunter 8

 Specialized Focus on Independent Schools • ~ 40% of New Jersey Independent Schools are our clients • Opportunities for expansion into New York & Pennsylvania Municipal Deposits • Competitive products and niche focus • Amongst top 20 banks in New Jersey holding municipal deposits (based on deposit balance) • More opportunities in both New Jersey & New York markets Broadening focus on C&I by building niches to create multiple avenues to generate relationship deposits 9 Growing the Deposit Franchise Planning for Growth Escrow Division • Attractive DDA capture Building a Cash Management Enterprise • Hiring seasoned specialists • State of the art technology based products & services • Focusing on niche markets • Expanding presence to further tap market Technology • Utilizing new technology and online tools as an avenue for deposit generation Increasing ability to attract DDA deposits

Core Deposit Growth 10 $- $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 4Q '16 4Q '17 Average Balance Period End Balance $ MM

Diversified Loan Portfolio As of 12/31/17 - $4.2 Billion* 11 *Reflects total loans prior to adjusting for unearned net origination fees Other CRE 34% Multifamily 34% Business Loans 25% Residential/ Consumer 7% Type Balance Percentage Type Balance Percentage CRE - Retail $324  Warehouse / Industrial $79  CRE - Other / Misc 176  OOC - Retail 77  CRE - Office 146  OOC - Office 58   CRE - Warehouse / Industrial 133  OOC - Office / Warehouse or Mixed Use 56   CRE - Land Loan for Future Development 116  OOC - Other 32   CRE - Mixed Use 75  Total CRE - Owner Occupied 302  CRE - Land Loan (Land Only - No Construction) 25   Total CRE - Non - Owner Occupied 995  C&I - Service 233  Commercial - Schools 162  Construction - 1 to 4 Family (For Sale / Rental) 186  C&I - Contactors 111  Construction - 25 to 64 Units 81  C&I - Residential 1 to 4 Family 87  Construction - Retail 61  C&I - Transportation 57   Construction - 100 or More Units 43  C&I - Distribution 37   Construction - 10 to 24 Units 32   C&I - Other 26   Construction - 64 to 99 Units 23   C&I - Manufacturing 5   Construction - 5 to 9 Units 18   Total C&I 718  Construction - Mixed Use 16   Total Business Loans $1,020  Construction - Office 13   Construction - Warehouse / Industrial 7   Construction - 1 to 4 Family (Personal Use) 3   Total Construction 483  Total CRE - Other $1,478  Multifamily - 25 to 64 units $491  Residential - 1st Lien $225  Multifamily - 10 to 24 unit 430  Home Equity - 2nd Lien (LOC) 44  Multifamily - 100 units or more 249  Home Equity - 1st Lien (Fixed) 2   Multifamily - 64 units to 99 units 137  Home Equity - 2nd Lien (Fixed) 2   Multifamily - 5 to 9 units 120  Consumer - Personal (Unsecured) 1   Total Multifamily $1,427  Total Residential & Consumer $274

12 Loan Generation CRE C&I Residential Empowering our staff with the best possible tools and resources that enhance our excellent reputation for “sense of urgency” with our clients 01 Experienced CRE Lenders & Support Staff • Focus towards owner - occupied lending 02 Developing C&I Capabilities • Team of 15 lending officers • Leveraging our market footprint • Developing experts within market niches – Independent Schools Division 03 04 Building our Residential Mortgage Portfolio • High net worth residential markets supported by strong NYC economy • Leveraging our a sset sensitive balance sheet Small Business Lending Platform 05

C&I C&I Loan Portfolio* 13 Technology & Infrastructure Improvements focus on keeping best in class service with the pace of work our clients are accustomed to at ConnectOne 25 + Team Members Key hires with focused C&I specialties *Balances do not include taxi medallion loans Niche Markets Added capabilities to further serve our niche market segments $ 396 MM $ 469 MM $ 554 MM $ 735 MM 12/31/14 12/31/15 12/31/16 12/31/17

14 Commitment to Strong Credit Quality Maintaining a strong credit culture o Disciplined LTV & DSC standards o Loan origination process supported by specialized teams of credit analysts o High quality direct commercial lending o No reliance on participations or wholesale loan purchases o Stay away from riskier lending o e.g indirect auto, 2 nd lien positions, leasing or anything “sub - prime” Comprehensive underwriting standards and processes Lending within geographic footprint • NYC metro region economically strong and diverse Multi - faceted stress testing • Every loan tested during underwriting process • Quarterly modeling performed in conjunction with ALCO processes • Annual third - party testing conducted on approximately two - thirds of the portfolio Continued focus on loan monitoring • Run by a team of portfolio managers and loan workout specialists

Asset Quality Profile 15  All NYC Taxi Medallions. Carrying value of $46.7 million at December 31, 2017, representing an average of approximately $343,000 per medallion. 0.14% 0.30% 0.31% 0.28% 0.38% 1.57% 1.62% 1.36% 1.26% 1.29% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 12/31/16 3/31/17 6/30/17 9/30/17 12/31/17 NPAs/Total Assets (excluding taxi) NPAs/Total Assets

A Compelling Investment Opportunity

CNOB trades at an approximately 10% discount ($3.00 per share) to median peer P/E ratio. Further, given our growth profile, we arguably should be trading above median.

Perceived Challenges		Reality
Funding challenges	↔	• Continued strength in deposit growth, specifically DDA • High loan-to-deposit ratio is typical in our operating region • Strong breadth and depth of on/off balance sheet liquidity
CRE concentrations viewed negatively by regulators	↔	• Proven track record in CRE; charge-offs near zero • Expansion of C&I, owner-occupied and residential lending • Annual regulatory exams
Taxi medallion exposure could impair future shareholder return	↔	• Worst-case likely built into stock price • Recent action takes exposure to 1.1% of total loan portfolio • No negative impact on company's strategic plan
Price performance/shareholder return is just average	↔	• Since 2013, stock price appreciation ~190% vs. BKX up ~108% • Recent ROA (ex. taxis) 1.32%, ROATCE (ex. taxis) 15.50% • Well above average growth in operating EPS and Tangible Book Value per share
M&A participation unlikely	↔	• Skilled acquiror; completed complex MOE in 2014 • Desirable franchise in one of the best markets in the country

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“ ,, ConnectOne Bank was our recipe for success! Their responsive and creative management team offered us all the necessary ingredients to expand and serve our community of chefs, restaurants & food lovers. “ ,, Client Testimonials 17 President | James Beard Foundation Susan Ungaro “ ,, The responsiveness and general business acumen of the Executive Management and Client Service teams is unparalleled. I cant imagine a better bank to partner with to grow our firm. The ConnectOne team responds to client needs with a sense of urgency. The ability to craft timely, custom solutions is extremely valuable in our line of business. Bart Mongelli, ESQ DeCotiis, Fitzpatrick & Cole, LLP They understand construction, from the Chairman to the lending team. This has allowed us to fast track our projects in order to meet the current strong market. “ ,, Ken Hollenbeck Managing Partner | Scarini & Hollenbeck, LLC Joe Cotter Natural Resources

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19 Appendix

20 Performance Trends Adjusted Diluted EPS* *Non - GAAP measure which excludes securities gains and charges related to the Bank’s taxi medallion portfolio . See appendix for a reconciliation of GAAP and non - GAAP measures. $0.40 $0.38 $0.42 $0.46 $0.51 $- $0.10 $0.20 $0.30 $0.40 $0.50 $0.60 Q4 2016 Q1 2017 Q2 2017 Q3 2017 Q4 2017

21 Performance Trends (cont.) Tangible Book Value Per Share* * Non - GAAP measure, see appendix for a reconciliation of GAAP and non - GAAP measures. $11.96 $12.23 $12.42 $12.78 $13.01 $- $2.50 $5.00 $7.50 $10.00 $12.50 $15.00 12/31/16 3/31/17 6/30/17 9/30/17 12/31/17 Consistently building shareholder value

22 Performance Trends (cont.) Adjusted* Return on Equity *Non - GAAP measure which excludes securities gains and charges related to the Bank’s taxi medallion portfolio. See appendix for a reconciliation of GAAP and non - GAAP measures. 1) Peer group includes banks and thrifts between $1.0B and $7.5B in assets located in Northeast and Mid - Atlantic regions. Median reflects the most recent 5 quarters of reported results. Data sourced from SNL Financial . 13.48% 12.91% 13.52% 14.54% 15.57% 0.00% 3.00% 6.00% 9.00% 12.00% 15.00% 18.00% Q4 2016 Q1 2017 Q2 2017 Q3 2017 Q4 2017 Peer Median

23 Capital Strength At December 31, 2017 8.41% 8.92% 9.15% 9.26% 11.04% 9.39% 9.84% 10.21% 10.21% 10.90% 0.00% 2.00% 4.00% 6.00% 8.00% 10.00% 12.00% TCE Ratio Leverage Ratio CET 1 Ratio Tier 1 Ratio Risk-based Capital Ratio Bancorp Bank Well Capitalized

Loan Funding Metrics *Excludes impact of $36.5 million taxi medallion charge - off for the quarter ended December 31, 2016 . 24 $374 $342 $495 $415 $494 $244 $262 $318 $249 $276 $130 $80 $177 $166 $218 4.00% 4.21% 4.25% 4.37% 4.50% 2.50% 2.75% 3.00% 3.25% 3.50% 3.75% 4.00% 4.25% 4.50% $- $100 $200 $300 $400 $500 $600 $700 Q4 2016* Q1 2017 Q2 2017 Q3 2017 Q4 2017 Gross Loan Fundings Loans Paidoff Net Growth Average Funding Rate $ MM

Appendix

Reconciliation of GAAP and non-GAAP measures

	Three Months Ended				
	Dec. 31, 2017	Sept. 30, 2017	June 30, 2017	Mar. 31, 2017	Dec. 31, 2016
	(dollars in thousands, except for per share data)				
Reconciliation of GAAP Earnings to Earnings Excluding the Following Items:					
Net income (loss) available to common stockholders	$ 10,580	$ 13,077	$ 7,683	$ 11,880	$ (2,024)
Deferred tax asset valuation charge	5,574	-	-	-	-
Net gains on sales of securities (after taxes)	-	-	-	(1,093)	-
Provision related to taxi medallion loans (after taxes)	-	-	-	-	14,196
Increase in valuation allowance, loans held-for-sale (after taxes)	182	1,776	5,719	1,538	-
Net income available to common stockholders-adjusted	$ 16,336	$ 14,853	$ 13,402	$ 12,325	$ 12,172
Weighted average diluted shares outstanding	32,252,759	32,182,016	32,255,770	32,192,643	30,729,359
Diluted EPS (GAAP)	$ 0.33	$ 0.41	$ 0.24	$ 0.37	$ (0.07)
Diluted EPS-adjusted (non-GAAP) (1)	0.51	0.46	0.42	0.38	0.40
Return on Assets Measures					
Net income available to common stockholders-adjusted	$ 16,336	$ 14,853	$ 13,402	$ 12,325	$ 12,172
Average assets	$ 4,917,032	$ 4,714,012	$ 4,495,573	$ 4,382,314	$ 4,349,961
Less: average intangible assets	(148,383)	(148,553)	(148,737)	(148,930)	(149,123)
Average tangible assets	$ 4,768,649	$ 4,565,459	$ 4,346,836	$ 4,233,384	$ 4,200,838
Return on avg. assets (GAAP)	0.85 %	1.10 %	0.69 %	1.10 %	(0.19) %
Return on avg. assets-adjusted (non-GAAP) (2)	1.32	1.25	1.20	1.14	1.11
Return on avg. tangible assets (non-GAAP) (3)	0.89	1.15	0.72	1.15	(0.18)
Return on avg. tangible assets-adjusted (non-GAAP) (4)	1.37	1.30	1.25	1.19	1.16

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Appendix

Reconciliation of GAAP and non-GAAP measures (cont.)

	Three Months Ended				
	Dec. 31, 2017	Sept. 30, 2017	June 30, 2017	Mar. 31, 2017	Dec. 31, 2016
	(dollars in thousands)				
Return on Equity Measures					
Net income available to common stockholders-adjusted	$ 16,336	$ 14,853	$ 13,402	$ 12,325	$ 12,172
Average common equity	$ 567,308	$ 556,620	$ 549,748	$ 539,544	$ 511,663
Less: average intangible assets	(148,383)	(148,553)	(148,737)	(148,930)	(149,123)
Average tangible common equity	$ 418,925	$ 408,067	$ 401,011	$ 390,614	$ 362,540
Return on avg. common equity (GAAP)	7.40 %	9.32 %	5.61 %	8.93 %	(1.57) %
Return on avg. common equity-adjusted (non-GAAP) (5)	11.42	10.59	9.78	9.26	9.46
Return on avg. tangible common equity (non-GAAP) (6)	10.11	12.81	7.80	12.45	(2.10)
Return on avg. tangible common equity-adjusted (non-GAAP) (7)	15.57	14.54	13.52	12.91	13.48
Efficiency Measures					
Total noninterest expenses	$ 16,566	$ 18,641	$ 25,303	$ 18,249	$ 15,252
Increase in valuation allowance, loans held-for-sale	(267)	(3,000)	(9,725)	(2,600)	-
Foreclosed property expense	(32)	(46)	(71)	(100)	(81)
Operating noninterest expense	$ 16,267	$ 15,595	$ 15,507	$ 15,549	$ 15,171
Net interest income (tax equivalent basis)	$ 40,744	$ 37,929	$ 35,839	$ 33,956	$ 34,120
Noninterest income	2,024	1,756	1,422	3,002	1,573
Net gains on sales of investment securities	-	-	-	(1,596)	-
Operating revenue	$ 42,768	$ 39,685	$ 37,261	$ 35,362	$ 35,693
Operating efficiency ratio (non-GAAP) (8)	38.0 %	39.3 %	41.6 %	44.0 %	42.5 %

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Appendix

Reconciliation of GAAP and non-GAAP measures (cont.)

	As of				
	Dec. 31, 2017	Sept. 30, 2017	June 30, 2017	Mar. 31, 2017	Dec. 31, 2016
Capital Ratios and Book Value per Share	(dollars in thousands, except for per share data)				
Common equity	$ 565,437	$ 557,691	$ 546,173	$ 540,277	$ 531,032
Less: intangible assets	(148,273)	(148,442)	(148,611)	(148,804)	(148,997)
Tangible common equity	$ 417,164	$ 409,249	$ 397,562	$ 391,473	$ 382,035
Total assets	$ 5,108,442	$ 4,844,755	$ 4,681,280	$ 4,460,816	$ 4,426,348
Less: intangible assets	(148,273)	(148,442)	(148,611)	(148,804)	(148,997)
Tangible assets	$ 4,960,169	$ 4,696,313	$ 4,532,669	$ 4,312,012	$ 4,277,351
Common shares outstanding	32,071,860	32,015,317	32,015,317	32,004,471	31,944,403
Common equity ratio (GAAP)	11.07 %	11.51 %	11.67 %	12.11 %	12.00 %
Tangible common equity ratio (non-GAAP) (9)	8.41	8.71	8.77	9.08	8.93
Regulatory capital ratios (Bancorp):					
Leverage ratio	8.92 %	9.13 %	9.33 %	9.44 %	9.29 %
Common equity tier 1 risk-based ratio	9.15	9.40	9.48	9.79	9.74
Risk-based tier 1 capital ratio	9.26	9.52	9.60	9.92	9.87
Risk-based total capital ratio	11.04	11.34	11.46	11.83	11.78
Regulatory capital ratios (Bank):					
Leverage ratio	9.84 %	10.11 %	10.34 %	10.50 %	10.34 %
Common equity tier 1 risk-based ratio	10.21	10.54	10.64	11.03	10.98
Risk-based tier 1 capital ratio	10.21	10.54	10.64	11.03	10.98
Risk-based total capital ratio	10.90	11.22	11.32	11.70	11.63
Book value per share (GAAP)	$ 17.63	$ 17.42	$ 17.06	$ 16.88	$ 16.62
Tangible book value per share (non-GAAP) (10)	13.01	12.78	12.42	12.23	11.96

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Appendix

Reconciliation of GAAP and non-GAAP measures (cont.)

	As of				
	Dec. 31, 2017	Sept. 30, 2017	June 30, 2017	Mar. 31, 2017	Dec. 31, 2016
Asset Quality			(dollars in thousands)		
Nonaccrual taxi medallion loans	$ 46,765	$ 47,430	$ 48,884	$ 59,054	$ 63,044
Nonaccrual loans (excluding taxi medallion loans)	18,848	13,755	14,055	12,790	5,734
Other real estate owned	538	-	580	580	626
Total nonperforming assets	$ 66,151	$ 61,185	$ 63,519	$ 72,424	$ 69,404
Performing troubled debt restructurings	$ 14,920	$ 12,749	$ 10,221	$ 10,005	$ 13,338
Allowance for loan losses ("ALLL")	$ 31,748	$ 29,870	$ 28,401	$ 26,901	$ 25,744
Nonaccrual loans (excluding taxi medallion loans) as a % of loans receivable (excluding taxi medallion loans)	0.46 %	0.35 %	0.37 %	0.36 %	0.16 %
Nonaccrual loans as a % of loans receivable	1.57	1.57	1.67	2.01	1.98
Nonperforming assets as a % of total assets	1.29	1.26	1.36	1.62	1.57
Nonperforming assets (excluding taxi medallion loans) as a % of total assets	0.38	0.28	0.31	0.30	0.14
ALLL as a % of loans receivable	0.76	0.77	0.76	0.75	0.74
ALLL as a % of nonaccrual loans	48.4	48.8	45.1	37.4	37.4
ALLL (excluding taxi medallion loans specific reserves) as a % of nonaccrual loans (excluding taxi medallion loans)	168.4	217.2	202.1	210.3	449.0
Loans receivable	$ 4,171,456	$ 3,889,289	$ 3,761,572	$ 3,571,663	$ 3,475,832
Less: taxi medallion loans	(46,765)	-	-	-	-
Loans receivable (excluding taxi medallion loans)	$ 4,124,691	$ 3,889,289	$ 3,761,572	$ 3,571,663	$ 3,475,832
Loans held-for-sale, taxi medallion loans	$ -	$ 47,430	$ 50,891	$ 61,319	$ 65,596

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29 Appendix Reconciliation of GAAP and non - GAAP measures (cont.) (1) Adjusted net income available to common stockholders divided by weighted average diluted shares outstanding. (2) Adjusted net income available to common stockholders divided by average assets. (3) Net income available to common stockholders excluding amortization of intangible assets divided by average tangible assets. (4) Adjusted net income available to common stockholders excluding amortization of intangible assets divided by average tangible assets. (5) Adjusted net income available to common stockholders divided by average common equity. (6) Net income available to common stockholders excluding amortization of intangibles assets divided by average tangible common equity. (7) Adjusted net income available to common stockholders divided by average tangible common equity. (8) Operating noninterest expense divided by operating revenue. (9) Tangible common equity divided by tangible assets. (10) Tangible common equity divided by common shares outstanding at period-end.